UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

FARMLAND PARTNERS INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	0001-36405	46-3769850
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado	80031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 18, 2014, Farmland Partners Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the completion of the acquisition of all of the issued and outstanding capital stock of Hudye Farms U.S., Inc., a Colorado corporation (“HFUSI”), from unrelated third-party individuals for an aggregate purchase price of $24.5 million. HFUSI owns a total of approximately 12,500 acres of row crop farmland located primarily in eastern Colorado, with a small portion of the farmland in western Kansas. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Original 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

•                      Report of Independent Auditors

•                      Statement of Revenue and Certain Operating Expenses for the Year ended March 31, 2014

•                      Notes to Statement of Revenue and Certain Operating Expenses

(b)     Pro Forma Financial Information.

•                      Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2014

•                      Unaudited Pro Forma Consolidated Income Statement for the three months ended March 31, 2014

•                      Unaudited Pro Forma Consolidated Income Statement for the year ended December 31, 2013

•                      Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)      Exhibits.

23.1      Consent of EKS&H LLLP.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

Farmland Partners Inc.

We have audited the accompanying statement of revenues and certain operating expenses of Hudye Farms U.S., Inc. for the year ended March 31, 2014.

MANAGEMENT’S RESPONSIBILITY FOR THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

Management is responsible for the preparation and fair presentation of the statement of revenues and certain operating expenses in accordance with the basis of accounting described in Note 2; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the statement of revenues and certain operating expenses that is free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenues and certain operating expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statement of revenues and certain operating expenses, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to Hudye Farms U.S., Inc.’s preparation and fair presentation of the statement of revenues and certain operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hudye Farms U.S., Inc.’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain operating expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the statement of revenues and certain operating expenses of Hudye Farms U.S., Inc. presents fairly, in all material respects, the results of their operations for the year ended March 31, 2014 in accordance with the basis of accounting described in Note 2.

EMPHASIS OF MATTER

We draw attention to Note 2 of the statement of revenues and certain operating expenses, which describes the basis of accounting.  The statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the inclusion in a current report on Form 8-K/A and a registration statement on Form S-11 for Farmland Partners Inc., as described in Note 2. The presentation is not intended to be a complete presentation of the Hudye Farms U.S., Inc.’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ EKS&H LLLP

July 1, 2014

Denver, Colorado

Hudye Farms U.S., Inc.

Statement of Revenue and Certain Operating Expenses

Year Ended March 31, 2014

For the Year Ended
March 31, 2014
OPERATING REVENUE:
Rental income	$778,565
Total operating revenue	778,565

OPERATING EXPENSES
Property taxes	30,682
Insurance	3,868
Total operating expenses	34,550
OPERATING INCOME	$744,015

The accompanying notes are an integral part of these financial statements.

Hudye Farms U.S., Inc.

Notes to Statement of Revenue and Certain Operating Expenses

March 31, 2014

Note 1. Business

The accompanying historical summary of revenue and certain operating expenses relates to the operations of Hudye Farms U.S., Inc. (“HFUSI”), consisting of the revenue of a farm totaling 12,500 acres of row crop farmland located primarily in eastern Colorado, with a small portion of the farmland in western Kansas (the “Property”). Farmland Partners Inc. (“the “Company”) acquired HFUSI in June 2014 for a total consideration of approximately $24.5 million.

Note 2. Summary of Significant Accounting Policies

The accompanying statement of revenue and certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Company’s acquisition of HFUSI. The historical summary is not representative of the actual operations of the Property for the period presented, nor indicative of future operations; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information to not necessarily be indicative of future operating results. In addition, certain expenses, primarily depreciation and amortization, interest expense, advertising expense, legal and accounting fees, management fees, travel and tax expense, which may not be comparable to the expenses expected to be incurred by the Company in future operations of the Property, have been excluded. Additionally, the Company’s leases with the tenants are structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses other than property taxes and insurance. Except for property taxes and insurance, the Company does not expect to incur any significant operating expenses in the future operations of the Property; as such, they have been excluded from this historical summary.

Revenue Recognition

All leases in the fiscal year ended March 31, 2014 had a term of three years with no renewal options or rent escalation provisions.  The leases have rental payments that are received in kind through the transfer of ownership of a percentage of the tenants’ crops.  Rental revenue under these leases is recognized upon the receipt of the crop inventory or receipt of the crop insurance proceeds received by the respective tenants.

Use of Estimates

The preparation of the financial statements requires management to use estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results could materially differ from these estimates in the near term.

Major Tenants

During the year ended March 31, 2014, the Property’s total rental revenue of $778,565 was attributable to five tenants, of which two tenants individually accounted for 66% and 25% of the Company’s rental income, respectively.

Hudye Farms U.S., Inc.

Notes to Statement of Revenue and Certain Operating Expenses

March 31, 2014

Note 3. Subsequent Events

The Company has evaluated subsequent events through July 1, 2014, the date the financial statements were available to be issued.

HFUSI terminated all existing leases related to the Property in connection with the acquisition of HFUSI by the Company.

On June 20, 2014, HFUSI was merged with and into FPI Burlington Farms LLC, a wholly owned subsidiary of the Company. FPI Burlington Farms LLC entered into new leases with the tenants on June 23, 2014.  The new leases provide for aggregate annual rent of $1,245,507.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

Farmland Partners Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our” or “us”) is a Maryland corporation that was formed on September 27, 2013 to succeed to the business of FP Land LLC, a Delaware limited liability company (“FP Land” or our “Predecessor”). As of March 31, 2014, the Company had no corporate or business activity since its formation until the completion of its initial public offering of its Common Stock (the “IPO”) on April 16, 2014 other than (i) the issuance of 1,000 shares of common stock, par value $0.01 per share (“Common Stock”), for $1,000 in cash in connection with the Company’s initial capitalization and (ii) activities in preparation for the IPO and the related formation transactions. Farmland Partners Operating Partnership, LP (our “Operating Partnership”) was formed as a Delaware limited partnership on September 27, 2013. Upon completion of the IPO on April 16, 2014 and the related formation transactions described below, our operations are carried on through our Operating Partnership.

The accompanying pro forma consolidated financial statements include the operations and assets of our Predecessor, which owned 100% of the equity interests in each of PH Farms LLC (“PH Farms”) and Cottonwood Valley Land, LLC (“Cottonwood” and, together with PH Farms, the “Ownership Entities”), which directly wholly own the 38 farms and three grain storage facilities that comprised our initial portfolio. Concurrently with the completion of the IPO, FP Land merged with and into our Operating Partnership (with our Operating Partnership surviving), which we refer to as the FP Land Merger. As a result, our Operating Partnership owns 100% of the equity interests of the Ownership Entities. In connection with the FP Land Merger, we issued an aggregate of 1,945,000 common units in our Operating Partnership (“OP Units”), having an aggregate value of approximately $27.2 million, to the prior owner of FP Land.

Our acquisition of the Ownership Entities in connection with our formation transactions represented a transaction between entities under common control because Paul A. Pittman, our Executive Chairman, President and Chief Executive Officer, owns a 75% controlling interest in Pittman Hough Farms LLC (“Pittman Hough Farms”), which owns 100% of the interests in FP Land, which, in turn, owns 100% of the equity interests in each of the Ownership Entities. As a result, Mr. Pittman was deemed to control the Ownership Entities, and our acquisition of the Ownership Entities was recorded at our Predecessor’s historical cost.

On June 12, 2014, the Company acquired Hudye Farms U.S., Inc. (“HFUSI”), which owned a 12,500 acre farm located primarily in eastern Colorado (the “Property”).  HFUSI was acquired for $24.5 million, excluding related acquisition costs of $43,842.  The Company funded this acquisition with the cash available from its initial public offering in April 2014.  All tenant leases were terminated by the previous owner just prior to closing.  The Company entered into new leases on June 23, 2014.  The new leases provide for aggregate annual rent of $1,245,507.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

The unaudited pro forma consolidated financial statements have been derived from our Predecessor’s historical combined consolidated financial statements. The unaudited pro forma consolidated balance sheet as of March 31, 2014 is presented to reflect adjustments to the Predecessor’s historical combined consolidated balance sheet as March 31, 2014 as if the IPO, the related formation transactions, the contribution and repayment of indebtedness by FP Land and the acquisition of HFUSI were completed on March 31, 2014. The unaudited pro forma consolidated income statement for the three months ended March 31, 2014 and for the year ended December 31, 2013 is presented as if the IPO, the related formation transactions and the acquisition of HFUSI were completed on January 1, 2013.

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) the Predecessor’s historical combined consolidated financial statements filed on Form S-11 and the Company’s final prospectus filed with the SEC on April 14, 2014 for the year ended December 31, 2013, and on Form 10-Q for the three months ended March 31, 2014, and the statement of revenue and certain operating expenses, filed in accordance with Rule 3-14 of Regulation S-X, of Hudye Farms U.S., Inc. for the year ended March 31, 2014. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable.

The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of (1) what our actual financial position would have been as of March 31, 2014 assuming the IPO, the related formation transactions and the acquisition of HFUSI had all been completed on March 31, 2014, (2) what actual results of operations would have been for the three months ended March 31, 2014 and for the year ended December 31, 2013 assuming the IPO, the related formation transactions and the acquisition of HFUSI were completed as of the beginning of the earliest period presented, or (3) our future results of operations or financial condition as of any future date or for any future period, as applicable.

Farmland Partners Inc.

Pro Forma Consolidated Balance Sheet

March 31, 2014

(Unaudited)

	Farmland Partners Inc.	Predecessor	IPO and Related Formation Transactions		Pro Forma After IPO and Related Formation Transactions Offering	Hudye Farms U.S., Inc.		Company Pro Forma
	A	B
Assets
Land	$—	$34,693,573	$—		$34,693,573	$23,453,341	G	$58,146,914
Grain facilities	—	2,563,415	—		2,563,415	—		2,563,415
Drainage improvements	—	779,975	—		779,975	—		779,975
Irrigation improvements	—	815,063	—		815,063	246,109	G	1,061,172
Other real estate assets	—	—	—		—	800,550	G	800,550
Real estate, at cost	—	38,852,026	—		38,852,026	24,500,000		63,352,026
Accumulated depreciation	—	(490,369)	—		(490,369)	—		(490,369)
Total real estate, net	—	38,361,657	—		38,361,657	24,500,000		62,861,657

Cash and cash equivalents	1,000	34,288	36,205,242	D/E	36,240,530	(24,500,000	)G	11,740,530
Deferred financing fees, net	—	119,626	(29,423	)E	90,203	—		90,203
Deferred offering costs	—	1,225,521	(1,225,521	)D	—	—		—
Accounts receivable	—	1,119,339	(463,700	)C	655,639	—		655,639
Total assets	$1,000	$40,860,431	$34,486,598		$75,348,029	$—		$75,348,029

Liabilities
Mortgage notes payable	$—	$42,059,137	$(11,279,137	)E	$30,780,000	$—		$30,780,000
Accrued interest	—	383,250	—		383,250	—		383,250
Accrued property taxes	—	49,797	—		49,797	—		49,797
Accrued expenses	—	1,796,237	(1,225,521	)D	570,716	43,842	H	614,558
Total liabilities	—	44,288,421	(12,504,658)		31,783,763	43,842		31,827,605

Equity
Common stock, $0.01 par value	10	—	38,000	D	38,010	—		38,010
Additional paid-in capital	990	—	28,795,816	I	28,796,806	—		28,796,806
Retained earnings	—	—	(19,462	)E/F	(19,462)	(28,999	)H	(48,461)
Predecessor equity	—	(3,427,990)	3,427,990	C/F	—	—		—
Non-controlling interest in operating partnership	—	—	14,748,912	E/F	14,748,912	(14,843	)H	14,734,069
Total equity	1,000	(3,427,990)	46,991,256		43,564,266	(43,842)		43,520,424

Total liabilities and Equity	$1,000	$40,860,431	$34,486,598		$75,348,029	$—		$75,348,029

Farmland Partners Inc.

Pro Forma Consolidated Income Statement

For the Three Months Ended March 31, 2014

(Unaudited)

	Farmland Partners Inc.	Predecessor	IPO and Related Formation Transactions		Pro Forma After IPO and Related Formation Transactions Offering	Hudye Farms U.S., Inc.		Company Pro Forma
	AA	BB
Operating Revenues
Rental income	$—	$635,854	$—		$635,854	$—	GG	$635,854
Tenant reimbursements	—	49,797	—		49,797	—		49,797

Total operating revenues	—	685,651	—		685,651	—		685,651

Expenses
Depreciation	—	39,895	—		39,895	28,773	HH	68,668
Property taxes	—	49,797	—		49,797	7,670	II	57,467
Acquisition costs	—	—	—		—	—		—
Professional fees	—	105,556	—		105,556	—		105,556
Other operating expenses	—	21,239	506,125	EE	527,364	967	II	528,331

Total operating expenses	—	216,487	506,125		722,612	37,410		760,022

Operating income (loss)	—	469,164	(506,125)		(36,961)	(37,410)		(74,371)

Interest expense	—	(334,574)	105,548	FF	(229,026)	—		(229,026)

Net income (loss) from continuing operations	$—	$134,590	$(400,577)		$(265,987)	$(37,410)		$(303,397)

Loss from continuing operations attributable to non-controlling interests - operating partnership								$(102,717	)JJ

Loss from continuing operations available to common stockholders								$(200,680)

Pro forma per share:
Loss from continuing operations available to common stockholders:
Basic and diluted								$(0.07)

Pro forma weighted-average common shares outstanding:
Basic and diluted								2,999,626	KK

Farmland Partners Inc.

Pro Forma Consolidated Income Statement

For the Year Ended December 31, 2013

(Unaudited)

	Farmland Partners Inc.	Predecessor	IPO and Related Formation Transactions		Pro Forma After IPO and Related Formation Transactions Offering	Hudye Farms U.S., Inc.		Company Pro Forma
	AA	BB
Operating Revenues
Rental income	$—	$2,350,025	$269,073	CC	$2,619,098	$778,565	GG	$3,397,663
Tenant reimbursements	—	—	—		—			—

Total operating revenues	—	2,350,025	269,073		2,619,098	778,565		3,397,663

Expenses
Depreciation	—	148,547	—		148,547	115,091	HH	263,638
Property taxes	—	26,802	—		26,802	30,682	II	57,484
Acquisition costs	—	257	—		257	—		257
Professional fees	—	726,315	(75,000	)DD	651,315	—		651,315
Insurance	—	6,228	—		6,228	3,868	II	10,096
Travel	—	58,405	—		58,405	—		58,405
Repairs	—	4,505	—		4,505	—		4,505
Bookkeeping	—	2,500	(2,500	)DD	—	—		—
General and administrative	—	—	2,024,500	EE	2,024,500	—		2,024,500

Total operating expenses	—	973,559	1,947,000		2,920,559	149,641		3,070,200

Operating income (loss)	—	1,376,466	(1,677,927)		(301,461)	628,924		327,463

Interest expense	—	(1,342,294)	394,818	FF	(947,476)	—		(947,476)

Net income (loss) from continuing operations	$—	$34,172	$(1,283,109)		$(1,248,937)	$628,924		$(620,013)

Loss from continuing operations attributable to non-controlling interests - operating partnership								$(209,909	)JJ

Loss from continuing operations available to common stockholders								$(410,104)

Pro forma per share:
Loss from continuing operations available to common stockholders:
Basic and diluted								$(0.14)

Pro forma weighted-average common shares outstanding:
Basic and diluted								2,963,911	KK

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

1. Adjustments to the Pro Forma Consolidated Balance Sheet

(A)                               Represents the historical consolidated balance sheet of Farmland Partners Inc. and subsidiaries as of March 31, 2014.

(B)                               Reflects the historical combined consolidated balance sheet of our Predecessor, FP Land LLC, as of March 31, 2014.

(C)                               Represents the distribution to certain direct or indirect equity holders of FP Land of an account receivable related to balances outstanding as of December 31, 2013. Such distribution occurred immediately prior to the completion of the IPO and the consummation of the FP Land Merger on April 16, 2014. This adjustment is made to present accounts receivable of the Company as if the distribution had occurred on March 31, 2014.

(D)                               Reflects gross proceeds from the IPO of $53.2 million, which were reduced by $4.9 million to reflect underwriters’ discounts and commissions and other costs of the IPO paid by us, resulting in net proceeds to us of $48.3 million. These costs were charged against the gross offering proceeds upon completion of the IPO on April 16, 2014. As of March 31, 2014, $1.2 million of these costs had been incurred by our Predecessor. A summary is as follows (in thousands):

Gross Proceeds	$53,200
Less:
Underwriters’ discount	(3,724)
Offering costs incurred by our Predecessor through March 2014	(1,225	)(1)

Net Proceeds	$48,251

(1)                                 Pittman Hough Farms advanced $54,747 to cover these costs prior to completion of the IPO.  This amount excludes approximately $0.7 million of accounting fees incurred by our Predecessor in connection with the preparation of financial statements included in this prospectus.

(E)                                In connection with the IPO, we repaid approximately$12.0 million of secured mortgage debt, of which $766,000 was advanced by Pittman Hough Farms prior to completion of the IPO. Upon completion of the IPO, Farmland Partners Inc. distributed $766,100 from additional paid in capital as repayment of this advance.  As a result of the repayment of debt, we expect to write off $29,423 in related deferred financing fees.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(F)                                 Represents the reclassification of Predecessor equity to Non-controlling Interests in our Operating Partnership of $3,891,690. OP Units not owned by Farmland Partners Inc. are classified as non-controlling interests in permanent equity in the pro forma consolidated balance sheet because holders of OP Units have the right, pursuant to the Amended and Restated Agreement of Limited Partnership of our Operating Partnership, to cause our Operating Partnership to redeem such OP Units for cash, or solely at our election and within our control, for shares of Common Stock, on a one-for-one basis. In periods where there has been a change in Farmland Partners Inc.’s ownership of our Operating Partnership, the carrying amount of the non-controlling interest will be adjusted and the difference between the fair value of the consideration paid or received and the amount of the adjustment will be recorded as additional paid-in capital. For purposes of this pro forma consolidated balance sheet, equity of our Operating Partnership has been allocated based on the total number of OP Units issued in connection with the IPO and formation transactions that occurred on April 16, 2014, resulting in a reallocation of $18,186,863 from additional paid-in capital to non-controlling interest in our Operating Partnership.

(G)                               The acquisition of HFUSI is reflected in the unaudited pro forma condensed balance sheet of the Company at fair market value.  A preliminary estimate of the values allocated to land, ground water, and irrigation improvements are shown in the table below.  The allocation of the purchase price in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets acquired.

Land	$23,453,341
Irrigation improvements	246,109
Ground water	730,550
Buildings	70,000

$24,500,000

(H)                              The reduction in retained earnings reflects acquisition costs related to the HFUSI acquisition not reflected in the historical consolidated financial statements of the Predecessor presented above.  These costs have been included as an adjustment to accrued expenses.  This adjustment is not included as a pro forma adjustment in the pro forma condensed consolidated income statement as it will not have a continuing impact on the operations of the Company.  A portion of the costs have been allocated to our non-controlling interests based on the total number of OP Units issued in connection with the IPO and formation transactions and included in non-controlling interest in operating partnership.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(I)                                   The increase in additional paid-in capital reflects the IPO adjustments along with any formation transaction adjustments.  A summary of such adjustments follows:

IPO, net of offering costs and $38,000 allocated to common stock	$48,212,479	D
Reallocation from additional paid-in capital to non-controlling interest in our Operating Partnership	(14,758,873	)F
Distribution of additional paid-in capital as repayment of advance	(766,100	)E
Reclassification of Predecessor equity adjustments
Reclassification of Predecessor equity	(3,427,990	)F
Distribution of accounts receivable to Pittman Hough	(463,700	)C
Total reclassification of Predecessor equity adjustments	(3,891,690	)F

Total IPO and Formation Transaction adjustments to additional paid-in capital	$28,795,816

2. Adjustments to the Pro Forma Consolidated Income Statements

(AA)                      Represents the historical consolidated statements of operations of Farmland Partners Inc. and subsidiaries for the three months ended March 31, 2014 and for the year ended December 31, 2013.

(BB)                      Reflects the historical combined consolidated statements of operations of our Predecessor for the three months ended March 31, 2014 and for the year ended December 31, 2013.

(CC)                      In connection with the formation transactions that occurred on April 16, 2014, the existing leases between our Predecessor and Astoria Farms, which is controlled by Paul A. Pittman, our Executive Chairman, President and Chief Executive Officer, and Hough Farms, in which Mr. Pittman has an interest, for 36 of the 38 farms and the three grain storage facilities in our initial portfolio were terminated, and we entered into leases with these same tenants with terms ranging from one to three years. The pro forma adjustments reflect the contractual rental income based on the new leases, less the historical rental income paid to our Predecessor by the current tenants, as calculated below:

Year Ended December 31, 2013

Contractual rental income from new leases	$2,474,839
Less: Predecessor rental income	2,205,766
Pro forma adjustment to contractual rental income	$269,073

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(DD)                  This adjustment includes certain expenses incurred on the Company’s behalf by Pittman Hough Farms, which are included in the shared services fee (discussed in EE, below) subsequent to the IPO and formation transactions.

Additionally, our Predecessor incurred costs associated with the formation transactions of $564,221, primarily related to the audits of carve-out financial statements of our Predecessor for prior years that are unlikely to recur.

(EE)                    Reflects the following adjustments:

•                  stock-based compensation expense of $250,000 and $1.0 million for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, relating to the grant of restricted shares of common stock to the Company’s independent directors and Messrs. Pittman, Fabbri and Hough upon completion of the IPO. The valuation of the restricted shares of common stock was based on the fair value of the common stock, or the $14.00 per share offering price. The Company recognizes the fair value of all share-based awards on a straight-line basis over the requisite service period. The Company estimated that there would be no forfeitures of the restricted shares of common stock granted upon completion of the IPO;

•                  aggregate cash compensation of (i) $150,000 and $600,000 for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, payable to Messrs. Pittman and Fabbri under the terms of the employment agreements that became effective upon the completion of the IPO and (ii) $43,625 and $174,500 for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, of fees payable to the Company’s independent directors; and

•                  aggregate fees of (i) $18,750 and $75,000 for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, payable to Mr. Hough under the terms of the Consulting Agreement between the Company and Mr. Hough that became effective upon the completion of the offering and (ii) $43,750 and $175,000 for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively, of fees payable to Pittman Hough Farms under the terms of the Shared Services Agreement that became effective upon completion of the IPO.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(FF)                      In connection with the IPO, we repaid approximately $12.0 million of secured mortgage debt with the proceeds from the IPO , resulting in net reduction in interest expense of $105,548 for the three months ended March 31, 2014. A summary is as follows:

Loan	Amount to be Repaid	Average Annual Interest Rate for Year Ended March 31, 2014	Days for Which Interest is Calculated (1)	Interest Expense

Multi-Property Loan	$4,500,000	2.80%	90 days	$31,500
Johns’s Shop	1,742,500	3.15%	90 days	13,534
Matulka and Stanbra/Zeller	1,137,388	3.25%	90 days	9,241
Zeagers	1,016,000	3.25%	90 days	8,255
Tazewell	920,441	5.25%	90 days	11,915
Merrill	787,285	4.90%	90 days	9,512
Smith	688,000	4.06%	90 days	6,880
Heap	528,748	4.95%	90 days	6,454
Trone	469,732	3.15%	90 days	3,648
Kelly	255,143	3.99%	90 days	2,099
Collateralized by a property not being acquired by the Company in FP Land Merger	240,000	3.99%	80 days	2,510
Total	$12,285,237			$105,548

(1)         Based on the number of days the loan was outstanding during the three months ended March 31, 2014.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

For the year ended December 31, 2013, the repayment of the secured mortgage debt would have resulted in a net reduction in interest expense of $394,818. A summary is as follows:

Loan	Amount to be Repaid	Average Annual Interest Rate for Year Ended December 31, 2013	Days for Which Interest is Calculated (1)	Interest Expense

Multi-Property Loan	$4,500,000	2.83%	365 days	$127,350
Johns’s Shop	1,742,500	3.15%	256 days	38,497
Matulka and Stanbra/Zeller	1,137,388	3.30%	365 days	37,479
Zeagers	1,016,000	2.80%	365 days	28,369
Tazewell	920,441	5.25%	365 days	48,323
Merrill	787,285	4.90%	365 days	38,577
Smith	688,000	4.06%	188 days	14,372
Heap	528,748	4.95%	365 days	26,173
Trone	469,732	3.15%	365 days	14,797
Kelly	255,143	3.99%	365 days	10,180
Total	$12,045,237			$384,117

(1)         Based on the number of days the loan was outstanding during the year ended December 31, 2013.

Prior to the closing of the IPO, the Company repaid $240,000 of indebtedness. This adjustment reflects a reduction in interest expense related to the repayment of $240,000 of indebtedness that occurred on March 21, 2014, as if the repayment had occurred on January 1, 2013. Certain direct or indirect equity holders of FP Land contributed $240,000 to FP Land, which FP Land used to repay $240,000 of indebtedness that was collateralized by a property not being acquired by the Company in the FP Land Merger.  The reduction in interest expense would have been $10,701 for the year ended December 31, 2013.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(GG)                  The pro forma adjustment for rental income reflects the historical rental income for HFUSI for the three months ended March 31, 2014 and the fiscal year ended March 31, 2014, which has been presented in the December 31, 2013 pro forma consolidated income statement.  Historically, HFUSI recognized revenue related to the leases upon the receipt of the crop inventory or receipt of the crop insurance proceeds from the respective tenants.  HFUSI did not receive any crop inventory or crop insurance proceeds from the respective tenants in the three months ended March 31, 2014 and for the fiscal year ended March 31, 2014 HFUSI received $778,565 from the respective tenants.  The pro forma adjustment is $778,565 for the year ended December 31, 2013.

The Company entered into new leases with the tenants of the Property on June 23, 2014.  The annual revenue under these leases is $1,245,507.  The new leases provide for fixed rent payments; therefore the Company will recognize rent revenue on a straight line basis over the terms of the respective leases.  Had these leases been in place as of January 1, 2014, the Company would have recorded $311,377 for the three months ended March 31, 2014.

(HH)                    The pro forma adjustments for depreciation expense are based on the Company’s basis in the assets that would have been recorded assuming HFUSI was acquired on January 1, 2013.

The value allocated to ground water and improvements is depreciated using the straight-line method over their estimated useful lives as follows:

			Depreciation expense
	Years	Average life	Three months ended March 31, 2014	Year ended December 31, 2013
Irrigation improvements	3-25 years	8.12 years	$5,828	$23,313
Ground water	3-10 years	10.56 years	22,496	89,983
Buildings	39 years	39 years	449	1,795
			$28,773	$115,091

(II)                             The pro forma adjustments for property taxes and insurance reflect the impact that would have been incurred assuming HFUSI was acquired effective January 1, 2013.  Annual property taxes for 2013 were $30,682 and annual insurance for 2013 was $3,868.  Because HFUSI had a fiscal year end of March 31, 2014, HFUSI recognized three months of this annual expense in the three months ended March 31, 2014.

(JJ)                          Reflects the allocation of pro forma loss from continuing operations attributable to non-controlling interests in our Operating Partnership issued as part of the IPO and the formation transactions.

Farmland Partners Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

(KK)                    Pro forma loss per share—basic and diluted are calculated by dividing pro forma consolidated net loss available to the Company’s stockholders by the number of shares of Common Stock issued in the IPO and the formation transactions. Set forth below is a reconciliation of pro forma weighted average shares outstanding for the three months ended March 31, 2014:

Shares issued in the IPO, net of unvested restricted shares	3,800,000
Impact from IPO proceeds not used for debt repayment or acquisitions (1)	(836,089)
Incremental shares for vested restricted shares	35,715
Denominator for basic and diluted earnings per share	2,999,626

Set forth below is a reconciliation of pro forma weighted average shares outstanding for the year ended December 31, 2013:

Shares issued in the IPO, net of unvested restricted shares	3,800,000
Impact from IPO proceeds not used for debt repayment or acquisitions (1)	(836,089)
Denominator for basic and diluted earnings per share	2,963,911

(1)         The denominator in computing pro forma earnings per share should only include those common shares whose proceeds are being reflected as pro forma adjustments in the balance sheet and income statement, such as proceeds used for debt repayment, acquisitions and offering costs.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: July 1, 2014	By:	/s/ Luca Fabbri

Luca Fabbri
Chief Financial Officer, Secretary and Treasurer